EXHIBIT 3

Lipman Electronic Engineering Ltd.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 22, 2004.

The undersigned shareholder of Lipman Electronic Engineering Ltd. (the "Company") hereby appoints JACOB PERRY, or if Mr. Perry is unable to attend, MIKE LILO, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote as described below all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 11 Haamal Street, Rosh Haayin, 48092, Israel, on Thursday, July 22, 2004, at 5:00 p.m. (local time), and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, and 4.

1.	To elect the following persons as directors to serve until the next Annual General Meeting of Shareholders:

Jacob Perry, Meir Shamir, Ishay Davidi, Aharon Lipman, Rami Lipman, Avraham Nussbaum, Mordechai Gorfung and Jonathan Kaplan.

FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of the company's independent auditors for 2004 and to authorize the board of directors (or the audit committee, if authorized by the board) to determine the compensation of the auditors:
FOR	AGAINST	ABSTAIN

3.	To ratify an option grant to a certain non-employee director and his remuneration:
FOR	AGAINST	ABSTAIN

4.	To increase the registered share capital of the Company by 25,000,000 ordinary shares, par value NIS 1.0 per share, to 60,000,000 ordinary shares and to amend Article 4.1 of the Articles of Association accordingly:
FOR	AGAINST	ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned's shares and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue thereof.

DATE	SIGNATURE(S)
SIGNATURE(S)

Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executives, administrators, trustees, etc. should state full title or capacity. Joint owners should each sign.